                                                            [LOGO OF BLACKROCK]

Rule 10f-3 Transaction Form

Acquisition of Securities During Affiliated Underwritings

PARTICIPATING FUNDS

..  U.S. Registered Funds (Name of Fund, Aladdin Ticker):
   ISHARES CORE TOTAL USD BOND MARKET ETF (ISHIUSB)
   BlackRock Core Bond Trust - High Yield (BHK-HYLD)
   BlackRock Multi-Sector Income Trust - High Yield (BIT-HYLD)
   BlackRock Limited Duration Income Trust - High Yield (BLW-HYLD) BlackRock Funds II, High Yield Bond Portfolio (BR-HIYLD)
   BlackRock Multi-Asset Income - High Yield Portfolio (BR-INC-HY) BlackRock Credit Strategies Income - High Yield (BR-MSBHY)
   BlackRock Global Long Short Credit Fund - High Yield Sleeve (BRGC-HY) BlackRock Credit Allocation Income Trust (Preferred Sleeve) (BTZ-PREF) BlackRock High Yield Portfolio of BlackRock Series Fund, Inc (BVA-HI) BlackRock High Yield V.I. Fund (BVA-HY)
   BlackRock Debt Strategies Fund, Inc. (DSU)
   BlackRock Corporate High Yield Fund, Inc. (HYT)
   Brighthouse Funds Trust I - BlackRock High Yield Portfolio (MIST-HY) AST BlackRock Global Strategies Portfolio (US High Yield) (PRU-AA-HY) JNL/BlackRock Global Long Short Credit Fund (SMF_CC-GC)

THE OFFERING

KEY CHARACTERISTICS (COMPLETE ALL FIELDS)

Date of                                09-06-2017
Offering Commencement:

Security Type:                         BND/CORP

Issuer                                 Steel Dynamics, Inc. (2025)

Selling Underwriter                    Merrill Lynch,Pierce,Fenner & Smith
                                       Incorporated

Affiliated Underwriter(s)              [X] PNC Capital Markets LLC

List of Underwriter(s)                 Merrill Lynch,Pierce,Fenner & Smith
                                       Incorporated,J.P. Morgan Securities
                                       LLC,Goldman Sachs & Co. LLC,Morgan
                                       Stanley & Co. LLC,Deutsche Bank
                                       Securities Inc,BMO Capital Markets
                                       Corp,PNC Capital Markets LLC,U.S.
                                       Bancorp Investments,Inc,Wells Fargo
                                       Securities,LLC

TRANSACTION DETAILS

Date of Purchase                       09-06-2017

Purchase Price/Share
(PER SHARE / % OF PAR)      $100     Total Commission, Spread or Profit  1.250%

Rule 10f-3 Report - Definitions                            [LOGO OF BLACKROCK]

 1.  Aggregate Principal Amount Purchased (a+b)                   $ 27,750,000

     a.  US Registered Funds
         (Appendix attached with individual Fund/Client purchase) $ 15,870,000

     b.  Other BlackRock Clients                                  $ 11,880,000

 2.  Aggregate Principal Amount of Offering                       $350,000,000

 FUND RATIO
 [Divide Sum of #1 by #2]
 Must be less than 0.25                                                 0.0793

Rule 10f-3 Report - Definitions                            [LOGO OF BLACKROCK]

LEGAL REQUIREMENTS

OFFERING TYPE (CHECK ONE)

The securities fall into one of the following transaction types (see
Definitions):

[_] U.S. Registered Public Offering... [Issuer must have 3 years of continuous operations]
[X] Eligible Rule 144A Offering....... [Issuer must have 3 years of continuous operations]
[_] Eligible Municipal Securities
[_] Eligible Foreign Offering......... [Issuer must have 3 years of continuous operations]
[_] Government Securities Offering.... [Issuer must have 3 years of continuous operations]

TIMING AND PRICE (CHECK ONE OR BOTH)

[X] The securities were purchased before the end of the first day on which any sales were made, at a price that was not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities; and
[_] If the securities are offered for subscription upon exercise of rights, the securities were purchased on or before the fourth day before the day on which the rights offering terminated.

FIRM COMMITMENT OFFERING (CHECK ONE)

[X] YES  The securities were offered pursuant to an underwriting or similar
[_] NO agreement under which the underwriters were committed to purchase all of the securities being offered, except those purchased by others pursuant to a rights offering, if the underwriters purchased any of the securities.

NO BENEFIT TO AFFILIATED UNDERWRITER (CHECK ONE)

[X] YES  No affiliated underwriter was a direct or indirect participant in, or
[_] NO   benefited directly or indirectly from, the transaction.

Completed by:             Arushi Bhasin                     Date:  09-13-2017
                          --------------------------------
                          Global Syndicate Team Member

Approved by:              Steven DeLaura                    Date:  09-13-2017
                          --------------------------------
                          Global Syndicate Team Member

Rule 10f-3 Report - Definitions                            [LOGO OF BLACKROCK]

DEFINITIONS

TERM                       DEFINITION
Fund Ratio                 Number appearing at the bottom of page 1 of 2
                           of the Rule 10f-3 Report form. It is the sum of the Funds' participation in the offering by the Funds and other accounts managed by BlackRock divided by the total amount of the offering.

Eligible Foreign Offering  The securities are sold in a public offering conducted under the laws of a country other than the United States and

                           (a) the offering is subject to regulation in
                               such country by a "foreign financial
                               regulatory authority," as defined in
                               Section 2(a)(50) of the Investment Company
                               Act of 1940;

                           (b) the securities were offered at a fixed
                               price to all purchasers in the offering
                               (except for any rights to purchase
                               securities that are required by law to be granted to existing security holders of the issuer);

                           (c) financial statements, prepared and audited
                               as required or permitted by the appropriate foreign financial regulatory authority in such country, for the two years prior to the offering, were made available to the public and prospective purchasers in connection with the offering; and

                           (d) if the issuer is a "domestic issuer," i.e.,
                               other than a foreign government, a national of any foreign country, or a corporation or other organization incorporated or organized under the laws of any foreign country, it (1) has a class of securities registered pursuant to section 12(b) or 12(g) of the Securities Exchange Act of 1934 or is required to file reports pursuant to section 15(d) of that act, and
                               (2) has filed all the material required to be filed pursuant to section 13(a) or 15(d) of that act for a period of at least 12 months immediately preceding the sale of securities (or for such shorter period that the issuer was required to file such material)

Rule 10f-3 Report - Definitions                            [LOGO OF BLACKROCK]

TERM                                   DEFINITION
Eligible Municipal Securities          The securities:

                                       (a) are direct obligations of, or
                                           obligations guaranteed as to
                                           principal or interest by, a State
                                           or any political subdivision
                                           thereof, or any agency or
                                           instrumentality of a State or any
                                           political subdivision thereof, or
                                           any municipal corporate
                                           instrumentality of one or more
                                           States, or any security which is an
                                           industrial development bond (as
                                           defined in section 103(c)(2) of
                                           Title 26) the interest on which is
                                           excludable from gross income under
                                           certain provisions of the Internal
                                           Revenue Code;

                                       (b) are sufficiently liquid that they
                                           can be sold at or near their
                                           carrying value within a reasonably
                                           short period of time; and

                                       (c) either

                                           (1)  are subject to no greater than
                                                moderate credit risk; or

                                           (2)  if the issuer of the municipal
                                                securities, or the entity
                                                supplying the revenues or
                                                other payments from which the
                                                issue is to be paid, has been
                                                in continuous operation for
                                                less than three years,
                                                including the operation of any
                                                predecessors, the securities
                                                are subject to a minimal or
                                                low amount of credit risk.

                                       Also, purchases of municipal securities
                                       may not be designated as group sales or
                                       otherwise allocated to the account of
                                       any prohibited seller (i.e., an
                                       affiliated underwriter).

Eligible Rule 144A Offering            The securities are sold in an offering
                                       where

                                       (a) the securities are offered or sold
                                           in transactions exempt from
                                           registration under Section 4(2) of
                                           the Securities Act of 1933,
                                           Rule 144A thereunder, or
                                           Rules 501-508 thereunder;

                                       (b) the securities were sold to persons
                                           that the seller and any person
                                           acting on behalf of the seller
                                           reasonably believe to include
                                           qualified institutional buyers, as
                                           defined in Rule 144A ("QIBs"); and

                                       (c) the seller and any person acting on
                                           behalf of the seller reasonably
                                           believe that the securities are
                                           eligible for resale to other QIBs
                                           pursuant to Rule 144A.

Government Securities Offering         The security is issued or guaranteed as
                                       to principal or interest by the United
                                       States, or by a person controlled or
                                       supervised by and acting as an
                                       instrumentality of the Government of
                                       the United States pursuant to authority
                                       granted by the Congress of the United
                                       States; or any certificate of deposit
                                       for any of the foregoing.

Rule 10f-3 Report - Definitions                            [LOGO OF BLACKROCK]

TERM                                  DEFINITION
U.S. Registered Public Offering.      The securities offered are registered
                                      under the Securities Act of 1933 that
                                      are being offered to the public.